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


                                   EXHIBIT 11
                            WOODHEAD INDUSTRIES, INC.
                     COMPUTATION OF EARNINGS PER COMMON AND
                       COMMON EQUIVALENT SHARE (Amounts in
                  thousands, except per share data - unaudited)


                                           Three Months Ended  Three Months Ended
                                               6/27/98              6/28/97
                                           ------------------  -----------------
                                            Basic    Diluted   Basic     Diluted
                                           -------   -------   -------   -------


Net Income                                 $ 2,820   $ 2,820   $ 3,181   $ 3,181
                                           =======   =======   =======   =======

Weighted average
  common shares                             10,608    10,608    10,474    10,474
Incremental shares issuable
  for stock options outstanding
  (Treasury stock method)                     --         561      --         643
                                           -------   -------   -------   -------

Common and Common
  Equivalent Shares                         10,608    11,169    10,474    11,117
                                           =======   =======   =======   =======

Earnings per common and common
  equivalent shares                        $  0.27   $  0.25   $  0.30   $  0.29
                                           =======   =======   =======   =======


                                           Nine Months Ended   Nine Months Ended
                                               6/27/98            6/28/97
                                           -----------------   -----------------
                                           Basic     Diluted   Basic     Diluted
                                           -------   -------   -------   -------


Net Income                                 $ 8,948   $ 8,948   $ 8,872   $ 8,872
                                           =======   =======   =======   =======

Weighted average
  common shares                             10,583    10,583    10,450    10,450
Incremental shares issuable
  for stock options outstanding
  (Treasury stock method)                     --         599      --         643
                                           -------   -------   -------   -------

Common and Common
  Equivalent Shares                         10,853    11,182    10,450    11,093
                                           =======   =======   =======   =======

Earnings per common and common
  equivalent shares                        $  0.85   $  0.80   $  0.85   $  0.80
                                           =======   =======   =======   =======

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